Initials ______ Date ______ 1 STANDARD EXECUTIVE AGREEMENT BETWEEN DESIGNER BRANDS INC. AND DOUG HOWE This Standard Executive Agreement Designer Brands Inc. (the DOUG HOWE ( as of the date signed (the supersedes and replaces any other oral or written employment-related agreement between Executive and the Company. RECITALS WHEREAS, the severance offer to Executive is provided by the Company in exchange agrees that the severance offered is adequate consideration for the performance of the duties and the covenants and releases made and entered into by and between Executive and the Company in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and Executive agree to the following: AGREEMENT 1.00 1.01 Scope of Duties. Executive will: [1] Devote all available business time, best efforts and undivided attention to [2] Not engage in any other business activity, whether or not for gain, profit or other pecuniary benefit. [3] However, the restriction described in Section 1.02[1] and [2] will not preclude Executive from: [a] Making or holding passive investments in outstanding shares in the securities of publicly-owned companies or other businesses [other than ownership of 2% or more of the voting stock of any organizations described in Section 1.05], regardless of when and how that investment was made; or [b] Serving on corporate, civic, religious, educational and/or charitable boards or committees but only if this activity [i] does not interfere with the

Initials ______ Date ______ 2 performance of duties under this Agreement and [ii] is approved by 1.02 Confidential Information. [1] Obligation to Protect Confidential Information. Executive acknowledges that the Company and its subsidiaries, parent corporation and legitimate and continuing proprietary interest in the protection of Confidential Information (as defined in Section 1.02[2]) and have invested, and will continue to invest, substantial sums of money to develop, maintain and protect Confidential Information. Executive agrees [a] during and after employment with all Group Members whether or not such termination was voluntary [i] that any Confidential Information will be held in confidence and treated as proprietary to the Group, [ii] not to use or disclose any Confidential Information except to promote and ness interests and [b] immediately upon termination from employment with all Group Members, whether or not such termination was voluntary, to return to the Company any Confidential Information. [2] Definition of Confidential Information. For purposes of this Agreement, Confidential Information includes any confidential data, figures, projections, estimates, pricing data, customer lists, buying manuals or procedures, distribution manuals or procedures, other policy and procedure manuals or handbooks, supplier information, tax records, personnel histories and records, information regarding sales, information regarding properties and any other Confidential Information regarding the business, operations, properties or personnel of the Group (or any Group Member) which are disclosed to or learned by Executive as a result of employment with any Group Member, but will not include [a] [b] any information that [i] Executive possessed before the date of initial employment (including periods before the Effective Date) with any Group Member that was a matter of public knowledge, [ii] became or becomes a matter of public knowledge through sources independent of Executive, [iii] has been or is disclosed by any Group Member expressly providing for no restrictions on its use, [iv] has been or is required to be disclosed by law or governmental order or regulation, or [v] Executive discloses to the appropriate governmental or regulatory agency solely for the purpose of reporting, participating in an investigation of, or participating in a proceeding involving a suspected violation of law. Executive also agrees that, if there is any reasonable doubt whether an item is public knowledge, to not regard the item as public knowledge until and unless the General Counsel of the Company confirms to Executive that the information is public knowledge or an arbitrator, acting under Section 6.00, finally decides that the information is public knowledge. [3] Intellectual Property. Executive expressly acknowledges that all right, title and interest to all inventions, designs, discoveries, works of authorship, and ideas conceived, produced, created, discovered, authored, or reduced to practice during ment, whether individually or

Initials ______ Date ______ 3 by the Group, and shall be subject to the restrictions set forth in Section 1.02[1] above. All Intellectual Property which constitutes copyrightable subject matter under the copyright laws of the United States shall, from the inception of creation, be deemed to be a "work made for hire" under the United States copyright laws and all right, title and interest in and to such copyrightable works shall vest in the Group. All right, title and interest in and to all Intellectual Property developed or produced under this Agreement by Executive, whether constituting patentable subject matter or copyrightable subject matter (to the extent deemed not to be a "work made for hire") or otherwise, shall be assigned and is hereby irrevocably assigned to the Group by Executive. Executive shall, without any additional consideration, execute all documents and take all other actions needed to convey plete ownership interest in any Intellectual Property to the Group so that the Group may own and protect such Intellectual Property and obtain patent, copyright and trademark registrations for it. Executive agrees that any Group Member may alter or modify sole discretion, and Executive waives all right to claim or disclaim authorship. 1.03 Solicitation of Employees. Executive agrees that during employment, and for the longer of any period of salary continuation or for two (2) years after terminating employment with all Group Members, whether or not such termination was voluntary, Executive will [1] not, directly or indirectly, solicit any employee of any Group Member to leave employment with the Group, [2] not, directly or indirectly, employ or seek to employ any employee of any Group Member and [3] not c for employment or employ any employee of any Group Member. 1.04 Solicitation of Third Parties. Executive agrees that during employment, and for the longer of any period of salary continuation or for two (2) years after terminating employment with all Group Members, whether or not such termination was voluntary, not, directly or indirectly, to recruit, solicit or otherwise induce or influence any customer, supplier, sales representative, lender, lessor, lessee or any other person having a business relationship with the Group (or any Group Member) to discontinue or reduce the extent of that relationship except in the course of discharging the duties described in this 1.05 Non-Competition. Executive agrees that for the longer of any period of salary continuation or for one (1) year after terminating employment with all Group Members, Executive shall not, directly or indirectly, to accept employment with, act as a consultant to, or otherwise perform services that are substantially the same or similar to those for which Executive was compensated by any Group Member (this comparison will be based on job-related functions and responsibilities and not on job title) for any business that understood by the Parties to be the sale of significant branded footwear regardless of whether it is offered at full-price, at discount or off-price, and regardless of the channel of distribution (such as department -

Initials ______ Date ______ 4 wholesale rates and/or for sale online), and the manufacture and design of footwear. limited to, Adidas; Amazon (footwear and accessories); Birkenstock; Brooks; Caleres Inc.; Champs Sports; Crocs; Deckers Outdoor; Finish Line; Foot Locker; Footwear; New Balance; Nike; Nordstrom and Nordstrom Rack (Non-apparel); Off Broadway Shoes; Puma; Reebok; Shoe Carnival; Skechers USA; Steve Madden; Tapestry, Inc.; Walmart; Wolverine World Wide; and Zappos. This restriction applies to any parent, division, affiliate, newly formed or purchased business(es) and/or successor of a business 1.06 Post-Termination Cooperation. As is required of Executive during employment, Executive agrees that during and after employment with any Group Members and without additional compensation (other than reimbursement for reasonable associated expenses), to cooperate with the Group (and with each Group Member) in the following areas: [1] Cooperation With the Company. Executive agrees [a] to be reasonably regarding any matter, project, initiative or effort for which Executive was responsible while employed by any Group Member and [b] to cooperate with the Group (and with each Group Member) during the course of all third-party which Executive has knowledge or information. For purposes of this Agreement, [c] proceedings, arbitrations, and lawsuits (including pre-trial discovery and trial testimony) and [d] [i] Executive being reasonably available for interviews, meetings, depositions, hearings and/or trials without the need for subpoena or assurances by the Group (or any Group Member), [ii] preserving and that relate to the proceeding, and [iii] providing assistance in locating any and all relevant notes and/or documents. [2] Cooperation With Third Parties. Unless compelled to do so by lawfully- served subpoena or court order, Executive agrees not to communicate with, or representative (including private investigator) or current or former employee relating to any matter (including pending or threatened lawsuits or administrative investigations) about which Executive has knowledge or information (other than knowledge or information that is not Confidential Information as defined in Section 1.02[2]) as a result of employment with the Group (or any Group Member) except in cooperation with the Company. Executive also agrees to notify the General Counsel of the Company immediately after being contacted by a third party or receiving a subpoena or court order to appear and testify with respect to any matter affected by this Section.

Initials ______ Date ______ 5 [3] Cooperation With Media. Executive agrees not to communicate with, or give statements to, any member of the media (including print, television or radio media) relating to any matter (including pending or threatened lawsuits or administrative investigations) about which Executive has knowledge or information (other than knowledge or information that is not Confidential Information as defined in Section 1.02[2]) as a result of employment with the Group (or any Group Member). Executive also agrees to notify the General Counsel of the Company immediately after being contacted by any member of the media with respect to any matter affected by this Section but before any such information is provided to any member of the media. 1.07 Non-Disparagement. Executive and the Company (on its behalf and on behalf of the Group and each Group Member) agree that neither will make any disparaging remarks about the other and Executive will not make any disparaging remarks about the However, this Section will not preclude [1] any remarks that may be made by Executive under the terms of Section 1.06[2] or that are required to discharge the duties described in this Agreement or [2] the Company from making (or eliciting from any person) disparaging remarks about Executive concerning any conduct that may lead to a termination for Cause, as defined in Section 2.03 (including initiating an inquiry or investigation that may result in a termination for Cause), but only to the extent reasonably 1.08 Notice of Subsequent Employment. Executive agrees to immediately notify the Company of any subsequent employment during the period of salary continuation after employment terminates. 1.09 Nondisclosure. Executive agrees not to disclose the terms of this Agreement in Presidents of Human Resources (or any Company representative they expressly approve 1.10 Remedies. Executive acknowledges that money will not adequately compensate the Group for the substantial damages that will arise upon the breach of any provision of Section 1.00. For this reason, any disputes arising under Section 1.00 will not be subject to arbitration under Section 6.00. If Executive breaches or threatens to breach any provision of Section 1.00, the Company will be entitled, in addition to other rights and remedies, to specific performance, injunctive relief and other equitable relief to prevent or restrain any breach or threatened breach of Section 1.00. 1.11 Return of Company Property. Upon termination of employment, Executive agrees to promptly return to the Company all property belonging to the Group or any Group Member. At the Com permanently destroy Company property that is electronically stored and will be required

Initials ______ Date ______ 6 to sign a certification provided by the Company confirming that such destruction is complete. 2.00 TERMINATION AND RELATED BENEFITS 2.01 Rules of General Application. The following rules apply generally to the implementation of Section 2.00: [1] Method of Payment. If the amount of any installment payments is or becomes less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Internal Revenue Code of 1986, the Company may elect to pay such remaining installments as a lump sum. [2] Application of Pro Rata. Any pro rata share required to be paid under Section 2.00 will be based on the number of days between the first day of the fiscal year during which Executive terminates employment and the date that Executive terminates employment divided by the number of days in the fiscal year during which Executive terminates employment. 2.02 Involuntary Termination Without Cause. The Company may terminate Executive a written notice specifying the date termination is to be effective. If all requirements of this Agreement are met, the Company will make the following payments toExecutive as of the effective date of Involuntary Termination Without Cause: [1] Base Salary. For twelve (12) months beginning on the date of Involuntary base salary at the rate in effect on the effective date of Involuntary Termination Without Cause. If such amount exceeds two (2) times the annual compensation limit prescribed by Section 401(a)(17) of the Internal Revenue Code of 1986 (the obligation described in this Section 2.02[1] in two (2) payment streams. The first payment stream will be equal to the Involuntary Termination Limit, and the Company will pay this amount in twelve (12) monthly installments, beginning on the date of Involuntary Termination Without Cause. The amount of the second payment stream will equal the amount in excess of the Involuntary Termination Limit. The Company will pay this amount in six monthly installments beginning on the date that is six (6) months after the date of Without Cause. As a condition of this salary continuation, Executive is expected to promptly and reasonably pursue new employment. If during the salary continuation period Executive becomes employed either as an employee or a base salary paid by the Company will be reduced by fifty percent (50%) of the base salary amount for the remainder of the salary continuation period. Executive agrees to immediately notify the Company of any subsequent employment or consulting work during the period of salary continuation.

Initials ______ Date ______ 7 [2] Health Care. The Company will reimburse Executive for the cost of maintaining continuing health coverage under COBRA for a period of no more than twelve (12) months following the effective date of Involuntary Termination Without Cause, less the amount Executive is expected to pay as a regular employee premium for such coverage. Such reimbursements will cease if Executive becomes eligible for similar coverage under another benefit plan. Executive agrees to immediately notify the Company if Executive becomes eligible for coverage under another benefit plan. [3] Pro-Rata Cash Incentive Bonus. The Company will pay to Executive the pro-rata share of any cash incentive bonus earned for the amount of time they were employed; provided, however, that this pro-rata share will be paid only when [a] Executive was an eligible participant in the applicable bonus plan(s) as of the Involuntary Termination Without Cause; and [b] the cash incentive bonus performance requirements have been achieved for all eligible participants in the plan(s), as determined by the Company as of the date of Executive s Involuntary Termination Without Cause. The pro-rata calculation will be based on the number of calendar days Executive was employed from the start of the termination date, as a percent of the total number of calendar days in the bonus plan performance period. The cash incentive bonus will be paid at the same time and using the same methods as all other eligible participants. [4] Equity Incentives. Subject to the terms of the Designer Brands Inc. 2005 Equity Incentive Plan, the Designer Brands Inc. 2014 Equity Incentive Plan, any future shareholder approved Company equity plan, and any applicable agreement, Executive shall have the following rights: [a] For these purposes, Award means any award granted under the Designer Brands Inc. 2005 Equity Incentive Plan, the Designer Brands Inc. 2014 Equity Incentive Plan, any future shareholder approved Company equity plan, and any other agreement, as such term is defined in the applicable plan. [b] With respect to nonqualified stock options, Executive will have ninety (90) days from the effective date of Involuntary Termination Without Cause, or the grant expiration date set forth in the applicable stock option agreement between Executive and the Company, whichever period is shorter, to exercise any portion of any outstanding nonqualified stock options that are vested and exercisable on the effective date of Involuntary Termination Without Cause, subject to the trading rules set forth in policies and procedures, including the Designer Brands Inc. Insider Trading policy. [c] With respect to Awards that would vest solely upon the passage of time and such vesting date would occur within the twelve (12) month period following the effective date of Involuntary Termination Without

Initials ______ Date ______ 8 Cause, such Award shall vest and, if applicable, be awarded to Executive as of the date of Involuntary Termination Without Cause. [d] With respect to Awards that would vest upon the satisfaction of a specified requirement, or upon satisfaction of the passage of time and satisfaction of a specified requirement; in the event that all such requirements are satisfied prior to the expiration of the twelve (12) month period following the date of Involuntary Termination Without Cause, such Award shall vest and be awarded to Executive upon the satisfaction of all applicable requirements. [5] Other. Any rights accruing to Executive under any employee benefit plan, fund or program maintained by any Group Member will be distributed or made available as required by the terms of the plan fund or program or as required by law. 2.03 Definition of Cause. [a] breach of Section 1.00 of this Agreement, including Scope of Duties, Confidential Information, Solicitation of Employees, Solicitation of Third Parties, Non-Competition, Post- Termination Cooperation, Non-Disparagement, Nondisclosure, and Return of Company Property; [b] willful, illegal or grossly negligent conduct that is materially injurious to the Company or any Group Member monetarily or otherwise; [c] violation of laws or regulations governing the Company or to any Group Member; [d] breach of any fiduciary duty owed to the Company or any Group Member, expressly including the duties of good faith, ordinary care, and to act in a manner that is not opposed to the best interests of the Company; [e] policies and procedures; [f] involvement in any act of moral turpitude that has or could reasonably have an injurious effect on the Company (or any Group Member) or its reputation; or [g] breach of the terms of any non-solicitation or confidentiality clauses contained in any agreement(s) with a former employer. By way of non-limiting example, conduct constituting Cause under part [f] of this Section 2.03 includes engagement in or facilitation of, as determined by the Company, any form of harassment, ss results achieved, shall not, in and of itself, constitute Cause under this Section. 2.04 Subsequent Information. The terms of Section 2.03 will apply if, after Executive terminates, the Company learns of an event that, had it been known before Executive terminated employment, would have justified a termination for Cause. In this case, the Company will be entitled to recover (and Executive agrees to repay) any amounts (other than legally protected benefits) that Executive received. For purposes of this Agreement, Without Cause other than those set forth in Section 2.03 or 2.04. 3.00 NOTICE

Initials ______ Date ______ 9 3.01 How Given. Any notice permitted or required to be given under this Agreement must be given in writing and delivered in person or by registered, U.S. mail, return receipt requested, postage prepaid, or through Federal Express, UPS, DHL or any other professional delivery service that maintains a confirmation of delivery system. Any General Counsel - as of the last day of employment. 3.02 Effective Date. Any notice permitted or required to be given under this Agreement will be effective on the date it is delivered, in the event of personal delivery, or on the date its receipt is acknowledged, in the event of delivery by registered mail or through a professional delivery service described in Section 3.01. 4.00 RELEASE In exchange for the payments and benefits described in Section 2.02 of this Agreement, cutors, administrators, successors, heirs, distributees, devisees, legatees and assigns (together, Company, the Group and each Group Member and their executives, officers, directors, agents, attorneys, successors and assigns, from any and all claims, suits and/or causes employment with the Company and all Group Members, other than: (i) any claim that the Company has breached this Agreement, and (ii) any charge filed with an administrative agency (although Executive and Executive Representatives waives any right to recover any money or other benefits arising from such charge(s)). This release includes, but is not limited to, any claims that the Company, the Group or any Group Member violated the Employee Retirement and Income Security Act of 1974; the Age Discrimination in s with Disabilities Act; Title VII of the Civil Rights Act of 1964 (as amended); the Family and Medical Leave Act; the Equal Pay Act of 1963 (as amended); the Genetic Information and Nondiscrimination Act of 2008; any law prohibiting discrimination, harassment or retaliation in employment; any claim of promissory estoppel or detrimental reliance, defamation, intentional infliction of emotional distress; or the public policy of any state, or any federal, state or local law. If Executive or Executive Representatives fails to execute this release, Executive or Executive Representatives agrees to forego any payment from the Company as if Executive had terminated employment voluntarily. Specifically, Executive and the Executive Representatives agree that a necessary condition for the payment of any of the amounts described in Section 2.00 in the event of termination is employment. Executive acknowledges that the Executive is an experienced senior executive knowledgeable about the claims that might arise in the course of employment with the Company and knowingly agrees that the payments upon termination provided for in this Agreement are satisfactory consideration for the release of all possible claims. Notwithstanding the forgoing, nothing in this this Agreement is intended to, or shall, interfere with Executive

Initials ______ Date ______ 10 discrimination laws to institute a charge of discrimination or an unfair labor practice charge, to participate in a proceeding with any appropriate federal, state or local government agency enforcing discrimination or labor laws, or to cooperate with any such agency in its investigation. By signing below, however, Executive understands and agrees that Executive shall not be entitled to any relief, recovery, or monies in connection with any such charge, claim or cause of action brought against the Company, regardless of who filed or initiated any such charge, claim or cause of action. 5.00 INSURANCE To the extent permitted by law and its organizational documents, the Company will include Executive under any liability insurance policy the Company maintains for employees of comparable status. The level of coverage will be at least as favorable to Executive (in amount and each other material respect) as the coverage of other employees of comparable status. This obligation to provide insurance for Executive will survive termination of this Agreement with respect to proceedings or threatened the Company or with any Group Member. 6.00 ARBITRATION 6.01 Acknowledgement of Arbitration. Unless stated otherwise in this Agreement, the Parties agree that arbitration is the sole and exclusive remedy for each of them to resolve and redress any dispute, claim or controversy involving the interpretation of this Agreement or the terms, conditions or termination of this Agreement or the terms, Member, including any claims for any tort, breach of contract, violation of public policy or discrimination, whether such claim arises under federal or state law. Section 6.0 specifically supersedes, replaces, and terminates any contemporaneous or previous agreement regarding arbitration, including but not limited to the Mutual Agreement to Arbitrate Claims, and any such agreement will have no further force or legal effect. Additionally, to the extent that any contemporaneous or previous agreement regarding arbitration exists, including but not limited to the Mutual Agreement to Arbitrate Claims, this Agreement constitutes an individual written agreement specifically altering and modifying such agreement. 6.02 Scope of Arbitration. The Executive expressly understands and agrees that claims subject to arbitration under this Section include asserted violations of the Employee Retirement and Income Security Act of 1974; the Age Discrimination in Disabilities Act; Title VII of the Civil Rights Act of 1964 (as amended); the Family and Medical Leave Act; the Equal Pay Act of 1963 (as amended); the Genetic Information and Nondiscrimination Act of 2008; any law prohibiting discrimination, harassment or retaliation in employment; any claim of promissory estoppel or detrimental reliance,

Initials ______ Date ______ 11 defamation, intentional infliction of emotional distress; or the public policy of any state, or any federal, state or local law. Section 6.0 does not apply to: disability insurance, or unemployment insurance benefits; (2) any claim not subject to mandatory arbitration, applying the FAA to determine whether the claim is arbitrable, including, if Employee chooses, sexual assault and sexual harassment disputes as defined by section 401 of the FAA; and (3) any claim for benefits from an employee benefit plan or pension plan that has its own binding, non-judicial dispute resolution procedure. 6.03 Effect of Arbitration. The Parties intend that any arbitration award relating to any matter described in Section 6.00 will be final and binding on them and that a judgment on the award may be entered in any court of competent jurisdiction, and enforcement may be had according to the terms of that award. This Section will survive the termination or expiration of this Agreement. 6.04 Location of Arbitration. Arbitration will be held in Columbus, Ohio and will be conducted by a retired federal judge or other qualified arbitrator. The arbitrator will be mutually agreed upon by the Parties and the arbitration will be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association . 6.05 Arbitration Procedures. The Parties will have the right to conduct discovery pursuant to the AAA rules and consistent with the expedited nature of arbitration. Generally, the Parties may take the depositions of all expert witnesses and up to (3) other individuals per Party. To the extent that a case warrants additional depositions or otherwise extensive discovery, the arbitrator will have the authority to approve the scope of such discovery. Additionally, the arbitrator will have the authority to establish an expedited discovery schedule and cutoff and to resolve any discovery disputes. The arbitrator will have no jurisdiction or authority to change any provision of this Agreement by alterations of, additions to or subtractions from the terms of this Agreement. The nt or any public law alleged to have been violated. The arbitrator will be limited to awarding compensatory damages, including unpaid wages or benefits, but, to the extent allowed by law, will have no authority to award punitive, exemplary or similar-type damages. 6.06 Time for Initiating Arbitration. Any claim or controversy not sought to be submitted to arbitration, in writing, within one-hundred-twenty (120) days of the date the Party asserting the claim knew, or through reasonable diligence should have known, of the claim will have no further right to seek arbitration or recovery with respect to that claim or controversy. Both Parties agree to strictly comply with the time limitation specified in Section 6.00. For purposes of this Section, a claim or controversy is sought to be submitted to arbitration on the date the complaining Party gives written notice to the other that [1] an issue has arisen or is likely to arise that, unless resolved otherwise, may be resolved through arbitration under Section 6.00 and [2] unless the issue is resolved

Initials ______ Date ______ 12 otherwise, the complaining Party intends to submit the matter to arbitration under the terms of Section 6.00. 6.07 Costs of Arbitration. Executive may be required to pay a filing fee to initiate arbitration. any arbitration, unless the arbitrator elects to award these fees to the Company. 6.08 Arbitration Exclusive Remedy. The Parties acknowledge that, because arbitration is the exclusive remedy for resolving issues arising under this Agreement, neither Party may resort to any federal, state or local court or administrative agency concerning breaches of this Agreement or any other matter subject to arbitration under Section 6.00, except as otherwise provided in this Agreement, and that the decision of the arbitrator will be a complete defense to any suit, action or proceeding instituted in any federal, state or local court before any administrative agency with respect to any arbitrable claim or controversy. 6.09 Waiver of Jury. The Executive and the Company each waive the right to have a claim or dispute with one another decided in a judicial forum or by a jury, except as otherwise provided in this Agreement. 7.00 GENERAL PROVISIONS 7.01 Representation of Executive. Executive represents and warrants that Executive is not under any contractual or legal restraint that prevents or prohibits Executive from entering into this Agreement or performing the duties and obligations described in this Agreement. 7.02 Modification or Waiver; Entire Agreement. No provision of this Agreement may be modified or waived except in a document signed by Executive and the Co Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer or other (including the recitals to this Agreement which are incorporated and shall constitute a part of this Agreement), and any attachments referenced in the Agreement, constitute the entire agreement between the Parties regarding the employment relationship described in this Agreement, and any other agreements are superseded, replaced, terminated and of no further force or legal effect. No agreements or representations, oral or otherwise, with relied upon by either Party which are not set forth expressly in this Agreement. 7.03 Governing Law; Severability; Choice of Law. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application of any provision of this Agreement to any person or circumstance, is, for any reason and to any extent, held invalid or unenforceable, such invalidity and unenforceability will not affect the remaining provisions of this Agreement of its application to other persons or circumstances, all of which will be enforced to the greatest extent permitted by law and Executive and the Company agree that the arbitrator (or judge) is authorized to reform

Initials ______ Date ______ 13 the invalid or enforceable provision [1] to the extent needed to avoid the invalidity or unenforceability and [2] in a manner that is as similar as possible to the intent (as described in this Agreement). The validity, construction and interpretation of this Agreement and the rights and duties of the Parties will be governed by the laws of the State of Ohio, without reference to the Ohio choice of law rules. 7.04 No Waiver. Except as otherwise provided in Section 6.05, failure to insist upon strict compliance with any term of this Agreement will not be considered a waiver of any such term. 7.05 Withholding. All payments made to Executive under this Agreement will be reduced by any amount: [1] That the Company is required to withhold in advance payment of employment tax liability; and [2] To the extent allowed by law, that Executive owes (or, after employment is deemed to owe) to the Company. additional amounts from the Executive (or to pursue other appropriate remedies) to the extent that the amount that may be recovered by application of Section 7.05[2] does not fully discharge the amount Executive owes to the Company and does not preclude the Company from proceeding directly against Executive without first exhausting its right of recovery under Section 7.05[2]. 7.06 Survival Parties agree that the covenants and promises set forth in this Agreement will survive the termination of this Agreement and continue in full force and effect. 7.07 Miscellaneous. [1] Executive may not assign any right or interest to, or in, any payments payable under this Agreement; provided, however, that this prohibition does not preclude Executive from designating in writing one or more beneficiaries to receive Agreement to the person or persons entitled to it. [2] This Agreement will be binding upon and will inure to the benefit of successors. [3] The headings in this Agreement are inserted for convenience of reference only and will not be a part of or control or affect the meaning of any provision of the Agreement.

Initials ______ Date ______ 14 7.08 Successors to Company. This Agreement may and will be assigned or transferred to, and will be binding upon and will inure to the benefit of, any successor of the Company, and any successor will be substituted for the Company under the terms of firm, corporation or business entity which at any time, whether by merger, purchase or otherwise, acquires all or essentially all of the assets of the business of the Company. Notwithstanding any assignment, the Company will remain, with any successor, jointly and severally liable for all its obligations under this Agreement. 7.09 IRC Section 409A Compliance. The parties will administer this Agreement in a good faith attempt to avoid imposition on Executive of penalties under Section 409A of the Internal Revenue Code of 1986 and the guidance promulgated thereunder. If fined under Section 409A, and to the extent any payments under this Agreement are otherwise payable in the period beginning with termination date and ending six (6) months after the termination date and would subject the Executive to penalties under Section 409A, such payments will be delayed, aggregated, and paid as soon as practicable after the date that is six (6) months after the date of termination. similar term shall be interpreted con under Section 409A. EXECUTIVE ACKNOWLEDGES, DECLARES, AND REPRESENTS THAT: (A) EXECUTIVE HAS FULLY READ AND FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO EXECUTIV RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT; (B) EXECUTIVE HAS BEEN ADVISED BY THE COMPANY IN WRITING BY THIS AGREEMENT TO CONSULT WITH LEGAL COUNSEL OF EXECUTIV PRIOR TO EXECUTING THIS AGREEMENT AND THE RELEASE PROVIDED FOR IN THIS AGREEMENT; (C) EXECUTIVE HAS BEEN INFORMED BY THE COMPANY AND EXECUTIVE AGREES THAT EXECUTIVE HAS TWENTY-ONE (21) DAYS AFTER RECEIVING THIS AGREEMENT, TO ACCEPT, SIGN, AND DATE THIS AGREEMENT; (D) EXECUTIVE UNDERSTANDS EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE ITS TER WRITTEN NOTICE OF REVOCATION TO COMPLIANCE@DESIGNERBRANDS.COM; (E) EXECUTIVE HAS BEEN INFORMED BY THE COMPANY THAT THIS AGREEMENT WILL BECOME EFFECTIVE ONLY IF EXECUTIVE ACCEPTS AND SIGNS THIS AGREEMENT AND ONLY IF EXECUTIVE DOES NOT REVOKE EXECUTIV ACCEPTANCE WITHIN THE REVOCATION PERIOD;

Initials ______ Date ______ 15 (F) NO PROMISE, INDUCEMENT OR AGREEMENT HAS BEEN MADE EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT TOTALLY REPLACES AND SUPERSEDES ANY AND ALL PRIOR ORAL OR WRITTEN CONTRACTS, AGREEMENT, LETTERS OR UNDERSTANDINGS OF THE PARTIES; AND (G) EXECUTIVE HAS VOLUNTARILY AND KNOWINGLY SIGNED THIS AGREEMENT, FULLY INTENDING TO BE BOUND BY ITS TERMS. [Signature Page Follows]

Initials ______ Date ______ 16 IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, which includes an arbitration provision, and consists of sixteen (16) pages. The Parties acknowledge and agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. EXECUTIVE Doug Howe Dated: DESIGNER BRANDS INC. Roger Rawlins Chief Executive Officer Dated:

Certificate Of Completion Envelope Id: A2DFAF1D517E443B8E4712E5CD4944F7 Status: Completed Subject: Please DocuSign: Doug Howe - Executive Agreement Source Envelope: Document Pages: 16 Signatures: 2 Envelope Originator: Certificate Pages: 5 Initials: 16 Designer Brands Compensation Team AutoNav: Enabled EnvelopeId Stamping: Enabled Time Zone: (UTC-05:00) Eastern Time (US & Canada) 810 DSW Drive Columbus, OH 43219 compensation@hr.designerbrands.com IP Address: 163.116.133.113 Record Tracking Status: Original 6/1/2022 4:11:25 PM Holder: Designer Brands Compensation Team compensation@hr.designerbrands.com Location: DocuSign Signer Events Signature Timestamp Doug Howe doughowe@dswinc.com Security Level: Email, Account Authentication (None) Signature Adoption: Pre-selected Style Signed by link sent to doughowe@dswinc.com Using IP Address: 163.116.133.115 Sent: 6/1/2022 4:17:54 PM Viewed: 6/2/2022 12:48:53 PM Signed: 6/2/2022 12:49:37 PM Electronic Record and Signature Disclosure: Accepted: 6/2/2022 12:48:53 PM ID: 7d6b2c1a-dcd6-4d01-9ca6-0cc18b8f6e82 Roger Rawlins rogerrawlins@designerbrands.com CEO Security Level: Email, Account Authentication (None) Signature Adoption: Pre-selected Style Signed by link sent to rogerrawlins@designerbrands.com Using IP Address: 163.116.133.116 Sent: 6/2/2022 12:49:38 PM Viewed: 6/2/2022 1:28:40 PM Signed: 6/2/2022 1:28:44 PM Electronic Record and Signature Disclosure: Not Offered via DocuSign In Person Signer Events Signature Timestamp Editor Delivery Events Status Timestamp Agent Delivery Events Status Timestamp Intermediary Delivery Events Status Timestamp Certified Delivery Events Status Timestamp Carbon Copy Events Status Timestamp Designer Brands Compensation Team compensation@hr.designerbrands.com Security Level: Email, Account Authentication (None) Sent: 6/2/2022 1:28:46 PM Electronic Record and Signature Disclosure: Not Offered via DocuSign

Carbon Copy Events Status Timestamp Miriam Shoap MiriamShoap@dswinc.com Manager, Legal Services Security Level: Email, Account Authentication (None) Sent: 6/2/2022 1:28:47 PM Electronic Record and Signature Disclosure: Not Offered via DocuSign Witness Events Signature Timestamp Notary Events Signature Timestamp Envelope Summary Events Status Timestamps Envelope Sent Hashed/Encrypted 6/1/2022 4:17:54 PM Certified Delivered Security Checked 6/2/2022 1:28:40 PM Signing Complete Security Checked 6/2/2022 1:28:44 PM Completed Security Checked 6/2/2022 1:28:47 PM Payment Events Status Timestamps Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, DSW Inc. (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check- Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact DSW Inc.: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: licensing-docusign@designerbrands.com To advise DSW Inc. of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at licensing- docusign@designerbrands.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from DSW Inc. To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to licensing- docusign@designerbrands.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with DSW Inc. To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to licensing-docusign@designerbrands.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check- By selecting the check- u confirm that: You can access and read this Electronic Record and Signature Disclosure; and You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and Until or unless you notify DSW Inc. as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by DSW Inc. during the course of your relationship with DSW Inc..